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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                       SECURITIES AND EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): October 1, 1999
                                                          ---------------

                      American Mortgage Acceptance Company
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               (Exact Name of Registrant as Specified in Charter)

                                  Massachusetts
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                 (State or other Jurisdiction of Incorporation)


        0-23972                                          13-6972380
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 (Commission File Number)                   (IRS Employer Identification Number)

                     625 Madison Avenue, New York, NY 10022
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                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (212) 421-5333
                                                           --------------

                                Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report


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ITEM 5. OTHER EVENTS

     ACQUISITION OF BONDS
     On September 30, 1999, American Mortgage Acceptance Company (the "Company") acquired "BB+" rated commercial mortgage backed subordinated certificates (the "Bonds") from a Chase Manhattan Bank - First Union National Bank Commercial Mortgage Trust (the "Trust"). The Bonds have a face amount of $50,399,711. The Company purchased the Bonds for a purchase price of $35,622,358 ("Purchase Price"). The Bonds have an annual coupon rate of 6.40% and, based on the Purchase Price, have an estimated weighted average unleveraged yield to maturity of approximately 15%.

     The Bonds are subordinated securities collateralized by 205 fixed rate loans on 217 properties (the "Properties") of which 35% are multifamily, 25% are retail, 18% are office, 4% are mixed use, 4% are health care and 4% are hospitality. The Properties are located primarily in New York, California, Florida and Pennsylvania. The Bonds have a weighted average term to maturity of approximately 13 years.

     The Company purchased the Bonds using $16 million in cash and $19.6 million of debt provided through a repurchase facility from Bear, Stearns & Co., Inc., the terms of which are more fully described below.

     In connection with the acquisition of the Bonds, the Company entered into the following agreements:

     A. BEAR, STEARNS & CO., INC. REPURCHASE FACILITY
     The Company has entered into a repurchase facility (the "Facility") with Bear Stearns, & Co., Inc. ("Bear, Stearns") whereby Bear, Stearns advanced $19,568,000 (55% advance on the Purchase Price) in cash towards the purchase of the Bonds. The Facility has an interest rate based on LIBOR and is adjusted on the first day of each month. The Facility terminates on March 17, 2000. The Bonds are pledged as collateral for borrowings under the Facility. The Facility contains restrictions based on the then current market value of the Bonds as calculated by Bear, Stearns. A decline in the market value of the Bonds could result in cash flow from the Bonds being diverted to reduce outstanding borrowings, the requirement to post additional collateral, or the sale of some or all of the Bonds.

     B. FINANCIAL HEDGE
     In order to protect against potential changes in the value of the Bonds resulting from changes in interest rates, on September 30, 1999, the Company sold $39,327,000 of United States Treasury Notes. The Company borrowed the securities to be delivered to the buyer from Bear, Stearns. From the sale of the Treasuries, the Company received net proceeds of $39,028,841.49. These proceeds are retained by Bear, Stearns until the Company replaces the borrowed securities, which it is required to do by March 17, 2000, via purchases of similar securities at market prices.

     C. AGREEMENT WITH ARCAP INVESTORS, L.L.C.
     The Company entered into an agreement dated as of September 30, 1999 (the "Agreement") with ARCap Investors, L.L.C. ("ARCap"), a privately held investment fund which is managed by an entity controlled by Apollo ARCap, L.L.C. and RemiCap Investments, L.L.C. ARCap acquired from the Trust all of the commercial mortgage backed securities that are subordinate to the Bonds (the "Subordinate Bonds") acquired by the Company. Under the Agreement, the Company has the right to acquire a portion of the Subordinate Bonds from ARCap and to exchange any or all of the Bonds and Subordinate Bonds for a preferred equity

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interest in ARCap. Furthermore, AMAC has the right to participate on the same terms with ARCap in any subsequent resecuritization by ARCap of the Trust's bond issuance. In connection with such resecuritization, ARCap has the right to cause AMAC to choose between three alternative options: (i) to sell the Bonds to ARCap; (ii) to participate with ARCap in the resecuritization, or (iii) to exchange the Bonds for a preferred equity position in ARCap.

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Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a).     FINANCIAL STATEMENTS

         Not Applicable.

(b).     PRO FORMA FINANCIAL INFORMATION

         Not Applicable.

(c).     EXHIBITS
         99.1 October 11, 1999 Press Release "American Mortgage Acceptance Company Announces $36 Million BB+ Rated CMBS Acquisition"

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       American Mortgage Acceptance Company
                                       (Registrant)




                                     BY: /s/ Stuart J. Boesky
                                           --------------------
                                             Stuart J. Boesky
                                             President & Chief Operating Officer
  October 15, 1999